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Exhibit 3.39

CERTIFICATE OF INCORPORATION

OF

APANTO, INC.

        The undersigned, a natural person, for the purposes of organizing a corporation under the provisions of the General Corporate Law of the State of Delaware, hereby certifies that:

ARTICLE I.

        The name of the corporation (hereinafter called the "Corporation") is Apanto, Inc.

ARTICLE II.

        1.     The address, including street, number, city, and county, of the registered office of the Corporation in the state of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805; and the name of the registered agent of the Corporation in the state of Delaware at such address is Corporation Service Company.

        2.     The name and mailing address of the incorporator are:

    Edward R. Mandell
    Parker Chapin LLP
    The Chrysler Building
    405 Lexington Avenue
    New York, New York 10174

ARTICLE III.

        The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware.

ARTICLE IV.

        The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares, designated as common stock, the par value of each of which shall be $.01.

ARTICLE V.

        The Corporation shall have perpetual existence.

ARTICLE VI.

        The Corporation shall, to the fullest extent permitted by section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under that section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has creased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII.

        From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this article VII.

Dated: February 22, 2000
/s/ EDWARD R. MANDELL Edward R. Mandell Sole Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

        Apanto, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify pursuant to Section 241 of the General Corporation Law:

        FIRST: The Company has not received any payment for any of its stock.

        SECOND: That the Board of Directors of the Company, by unanimous written consent of the Board of Directors, duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Company in accordance with the provisions of Section 141(f) and 241 of the General Corporation Law:

        RESOLVED, that Article I of the Certificate of Incorporation of the Company be amended to read as follows in its entirety:

"ARTICLE I.

          The name of the corporation (hereinafter called the "Corporation") is MedSource Technologies Pittsburgh, Inc."

        IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed and attested by its duly authorized officers this 30th day of April, 2001.

APANTO, INC.
		By:	/s/ RICHARD J. EFFRESS Richard J. Effress, Chairman and Chief Executive Officer
ATTEST:
By:	/s/ RALPH POLUMBO Ralph Polumbo, Vice President and Secretary

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CERTIFICATE OF INCORPORATION OF APANTO, INC.
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION